Exhibit 99-77Q


(a)(1) Amended and Restated Declaration of the Trust of ING Asia Pacific High Dividend Equity Income Fund effective January 8, 2007 - Filed as an exhibit to the Registrant's Initial Registration Statement filed on Form N-2 on January 12, 2007 and incorporated herein by reference.

(a)(3) Amended and Restated Bylaws of ING Asia Pacific High Dividend Equity Income Fund dated January 11, 2007 - Filed as an exhibit to the Registrant's initial Registration Statement filed on Form N-2 on January 12, 2007 and incorporated herein by reference.

(e)(1) Investment Management Agreement dated March 27, 2007 between ING Investments, LLC and ING Asia Pacific High Dividend Equity Income Fund - Filed as an exhibit to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement filed on Form N-2 on March 27, 2007 and incorporated herein by reference.

(e)(2) Sub-Advisory Agreement dated March 27, 2007 between ING Investments, LLC and ING Investment Management Asia/Pacific (Hong Kong) Limited - Filed as an exhibit to Pre-Effective Amendment No. 4 to the Registrant's Registration Statement filed on Form N-2 on March 27, 2007 and incorporated herein by reference.